                                                                    EXHIBIT 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



To the Board of Directors and Shareholders of TNP Enterprises, Inc.:

As independent public accountants, we hereby consent to the use of our report dated February 16, 2000, and to all references to our Firm included in this (Form S-4) registration statement.



ARTHUR ANDERSEN LLP

Fort Worth, Texas,
July 20, 2000